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                                                                   EXHIBIT 3.1.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ORBITAL COMMUNICATIONS CORPORATION

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

      I, Alan L. Parker, President of Orbital Communications Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

            The Certificate of Incorporation of the Corporation is hereby amended so that paragraph 5 thereof reads in its entirety as follows:

            5. The total number of shares of stock that this corporation shall have authority to issue is 8,000,000 shares of Common Stock, $.0l par value per share. Each share of Common Stock shall be entitled to one vote.

     IN WITNESS WHEREOF, I hereunto set my hand and the seal of the Corporation this 15th day of June, 1994.






                                              /s/ ALAN L. PARKER
                                              -------------------------
    (CORPORATE SEAL)                          Alan L. Parker, President



ATTEST:


/s/ MARY ELLEN SERAVALLI
-----------------------------------------
Mary Ellen Seravalli, Assistant Secretary